Exhibit 32.2

CERTIFICATION PURSUANT TO
18 USC. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

In connection with the quarterly report on Form 10−Q of Information Services Group, Inc. (the “Company”) for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Humberto P. Alfonso, Executive Vice President, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes−Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2021	/s/ HUMBERTO P. ALFONSO
Humberto P. Alfonso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)